Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of said report in the Annual Report on Form 10-K of TGC Industries, Inc. for the year ended December 31, 2012 of our reports dated March 15, 2013, included in its Registration Statement on Form S-8 (File No. 333-142221) relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas
March 15, 2013